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                                                                    EXHIBIT 10.1

     ***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[_____]") OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
       THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES
                           AND EXCHANGE COMMISSION.***

           AGREEMENT FOR PURCHASE OF EQUIPMENT, REAGENTS AND SUPPLIES

THIS AGREEMENT, (the "Agreement"), is effective this first day of May , 2003 ("Effective Date "), by and between Quest Diagnostics Incorporated, a Delaware corporation, with an address at One Malcolm Avenue, Teterboro, NJ 07608 ("Quest Diagnostics") and Cytyc Corporation, a Delaware corporation with offices at 85 Swanson Road, Boxborough, MA 01719 ("Seller" or "Cytyc").

WHEREAS, Quest Diagnostics intends to purchase or lease certain equipment and purchase reagents and supplies (collectively, and including all components thereof, "Products") from Seller;

WHEREAS, Cytyc is the manufacturer and distributor of a cervical sample preparation system known as the ThinPrep(R)Pap Test (the "Test") for liquid based thin-layer cervical sample preparation which includes certain instruments and disposables consisting of one vial and one collection device ("Physician Kit") and one filter and one slide ("Lab Kit")(collectively "Full Kits"); and

WHEREAS, the parties desire to set forth the terms and conditions pursuant to which such purchase transactions shall be made.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, Quest Diagnostics and Seller hereby agree as follows:

1.0  DIAGNOSTIC EQUIPMENT

1.1  Purchase and Lease
     Quest Diagnostics intends to purchase or lease, and Seller intends to sell or lease to Quest Diagnostics, the equipment ("Equipment") listed in
     Exhibit 1.1, attached hereto and incorporated by reference.

1.2  Software and License.
     The Equipment includes proprietary software and documentation owned by Seller ("Seller Software"), which is hereby licensed to Quest Diagnostics under a non-exclusive, non-transferable license solely for Quest Diagnostics' own use in connection with the use of Equipment, Reagents or Supplies supplied by Seller. Quest Diagnostics may not copy or modify in whole or in part the Seller Software owned by Seller nor make it available in any form to any third party. If Quest Diagnostics is a unit or agency of the U.S. Government or a contractor which will or may supply any Seller Software to a unit or agency of the U.S. Government, Quest Diagnostics agrees that any software included with or in the Equipment represents "Commercial Computer Software," that the government's use of such software is subject to "Restricted Rights" and that before such software is transferred, it shall be marked with the required restricted rights legend(s) as provided in the Department of Defense Federal Acquisition Regulations 52.227-7013 or corresponding government regulations. The term of the license(s) extends from the date of this Agreement and shall continue in perpetuity unless Quest Diagnostics breaches and fails to cure within thirty (30) days of notice thereof any material term of this Agreement, at which time Seller may revoke the license(s).

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1.3  Installation
     Seller's qualified technicians shall install and test the Equipment purchased or leased by Quest Diagnostics, in accordance with its then current reasonable practice, at no additional cost to Quest Diagnostics.

2.0  REAGENTS and SUPPLIES

2.1  Generally
     Quest Diagnostics intends to purchase, and Seller intends to sell to Quest Diagnostics, the reagents ("Reagents") and other supplies ("Supplies") listed in Exhibit 2.1, attached hereto and incorporated by reference.

2.2  Reporting
     Quest Diagnostics shall deliver to Cytyc within twenty (20) business days following the end of each month during the term, an aggregate report detailing the number of Tests performed by Quest Diagnostics during the prior month. Seller shall have the right, at its expense and subject to the provisions below and confidentiality undertakings reasonably satisfactory to Quest Diagnostics, to cause a major independent auditing firm, not doing business with either Quest Diagnostics or Seller, to audit and examine Quest Diagnostics' billing records for the sole purpose of verifying the accuracy of reports provided by Quest Diagnostics pursuant to this Section
     2.2. Such audits shall be conducted no more than twice during each 12 month period of this Agreement and only during regular business hours and with reasonable prior written notice from Seller to Quest Diagnostics.

2.3  End of Agreement Quarterly Purchasing
     During the last quarter prior to the termination of the Agreement, Quest Diagnostics may purchase no more than 110% of the quantity of the Test, Lab Kit and Physician Kit purchased during the three months preceding the last quarter.

3.0  PRICING
     Quest Diagnostics agrees to pay for and Seller agrees to sell or lease all Equipment, Reagents and Supplies at the purchase and rental prices as listed in Exhibits 1.1 and 2.1. Such prices shall remain firm during the term of this Agreement, subject to any credits to which Quest Diagnostics may be entitled pursuant to Exhibit 2.1.

4.0  ORDERS
     When Quest Diagnostics desires to place an order for Equipment, Reagents and Supplies, it shall issue a purchase order via fax or electronic data interchange (when made available by Seller at its sole option and discretion, although Seller agrees to actively explore the development of an electronic data interchange that will work with Quest Diagnostics' ordering system during the term). All orders shall specify the items and quantities ordered, reference a Quest Diagnostics purchase order number and shall designate a place for delivery, which terms, together with the terms and conditions of this Agreement, shall constitute the entire agreement between the parties with respect to the sale or lease of Equipment, Reagents and Supplies. Any additional or different terms contained in any purchase order, acknowledgment, confirmation, invoice or other document shall be null and void.

5.0  DELIVERY
     Seller shall use commercially reasonable efforts to ship Equipment to Quest Diagnostics' facilities as promptly as practicable after its receipt of purchase order. Seller agrees to ship Reagents and

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     Supplies by the end of the business day following Seller's receipt of a purchase order, unless otherwise stated on the purchase order. All deliveries shall be made consistent with the purchase order and shall be accompanied by a packing slip identifying (i) the items shipped with corresponding manufacturer's product number(s), (ii) the quantities shipped, and (iii) the Quest Diagnostics' purchase order number.

6.0  SHIPMENTS
     Seller will provide at its expense "no charge" shipping for one purchase order designated by Quest Diagnostics as a "no shipping charge" order per Quest Diagnostics' facility per calendar month during the term of the Agreement. Additional orders shipped per month per Quest Diagnostics' facility will be charged the usual and customary shipping charges at competitive commercial rates that are actually incurred. Notwithstanding the foregoing provision, the Teterboro lab will be permitted two "no-charge" purchase order shipments per month.

     Seller shall ship the Equipment, Reagents and Supplies in a manner consistent with general industry practice for comparable goods so as to minimize deterioration or damage in transit. Shipment will be scheduled upon acceptance of Quest Diagnostics' purchase order. Title to all Products (except leased Equipment) will pass to Quest Diagnostics free and clear of all liens, claims and encumbrances on delivery to carrier at Seller's shipping point regardless of any provisions for payments of freight or insurance, or selection of carrier by Seller, or of the form of shipping documents. Seller is solely liable for the safe arrival of any shipments.

7.0  INSPECTION
     Quest Diagnostics shall have the right to inspect Equipment, Reagents and Supplies upon delivery. Within 15 days of the delivery date, Quest Diagnostics shall notify Cytyc of any duplicate shipments, over shipments or damaged or defective Products and said duplicate or over shipments or damaged or defective Products will be returned at no cost to Quest Diagnostics. Quest Diagnostics shall submit a return goods authorization form to Cytyc and follow the then existing reasonable return procedures of Cytyc.

8.0  OWN USE
     Equipment, Reagents and Supplies covered hereunder will be purchased by Quest Diagnostics, for Quest Diagnostics' "own use." Quest Diagnostics agrees not to resell Equipment, Reagents or Supplies.

9.0  PARTIES BOUND
     For purposes of this Agreement, Quest Diagnostics shall include all direct and indirect subsidiaries and affiliates of Quest Diagnostics engaged in the laboratory services business in which Quest Diagnostics owns more than 50% of the equity interest, including Unilab (as defined below) ("Majority Owned Subsidiaries"), and all Majority Owned Subsidiaries shall be entitled to the benefits of this Agreement, and all Tests utilized by Majority Owned Subsidiaries shall be counted in determining whether Quest Diagnostics is entitled to a Quarterly Usage Discount pursuant to Exhibit 2.1 attached hereto. In addition, all direct and indirect subsidiaries and affiliates of Quest Diagnostics engaged in the laboratory services business in which Quest Diagnostics, as of the Effective Date, owns more than 29%, and up to 50% of the equity interest ("Minority Owned Subsidiaries") shall be entitled to the pricing and related terms set forth in Section 3 of this Agreement, and all Tests utilized by Minority Owned Subsidiaries shall be counted in determining whether Quest Diagnostics is entitled to a Quarterly Usage Discount pursuant to Exhibit 2.1 attached hereto. Any other subsidiary or affiliate of Quest Diagnostics shall have the option to become a party to this Agreement upon the giving of a written notice to Seller and written acceptance by Seller (such other subsidiaries and affiliates, together with

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     Majority Owned Subsidiaries and Minority Owned Subsidiaries being collectively referred to as "Participating Subsidiaries"). Upon acceptance by Seller, the affiliate or subsidiary agrees to abide by all terms and conditions of this Agreement. By signing this Agreement, each party acknowledges the termination of the Agreement between Seller and Unilab Corporation ("Unilab") dated March 29, 2000 (the "Unilab Agreement"), except for the Cooperation and Confidentiality provision contained in the Unilab Agreement that survives termination for a period of two years from termination. Quest Diagnostics may purchase Equipment, Reagents and Supplies pursuant to the terms hereof on behalf of laboratories for which it provides management services upon prior written notice and mutual written agreement by both Seller and Quest Diagnostics ("Managed Laboratories").

10.0 PAYMENT TERMS

10.1 Equipment, Reagents and Supplies
     Seller shall invoice Quest Diagnostics for the Equipment, Reagents and Supplies in accordance with the prices set forth in Exhibits 1.1 and 2.1. Invoices shall be mailed by Seller to the address set forth for Quest Diagnostics on the purchase order and shall reference the Quest Diagnostics' purchase order number (or submitted via EDI when applicable). Quest Diagnostics will not accept third party invoices. Invoices for multiple items shall separately identify the charges for those items. Seller understands that its failure to follow these requirements may result in delayed payments by Quest Diagnostics. Quest Diagnostics agrees to pay all invoices within thirty (30) days of the invoice date, except for all or any portion thereof disputed in good faith.

     Quest Diagnostics shall not be obligated to pay that portion of the invoice for Equipment, Reagents and/or Supplies that relates to quantities greater than those ordered.

10.2 Taxes
     Unless Quest Diagnostics provides Seller with satisfactory proof of exemption from taxation, Quest Diagnostics shall pay and be responsible for all applicable taxes, whether federal, state, local or otherwise, which may be imposed upon the use, possession, ownership, sale or other transfer of the Equipment, Reagents and Supplies exclusive of Seller's income and related taxes, which shall be paid by Seller. Quest Diagnostics' shall reimburse Seller for any such taxes paid by Seller on Quest Diagnostics' purchases hereunder.

11.0 NOTICE OF DEFECTS; WARNINGS; RECALLS; WARRANTIES, INDEMNIFICATION AND LIMITATION OF LIABILITY
     The parties acknowledge and agree that references to Products and Equipment in Sections 11 and 12 of this Agreement shall, in addition to Equipment purchased or leased under this Agreement, also be deemed to include the Unilab Equipment referenced in Exhibit 1.1A and Quest Diagnostics' existing Equipment referenced in Exhibit 12.3.

11.1 Notification: Equipment, Reagents and Supplies' Defects, Warnings or
     Recalls
     In the event any Equipment, Reagents and Supplies do not perform in accordance with the Seller's limited warranty package insert and operating manuals, Quest Diagnostics shall give notice to Seller of the nonconformance.

     Seller will be responsible for promptly notifying Quest Diagnostics of any known Product performance problem, or concern regarding Quest Diagnostics' purchases, including Product defects, warnings or recalls. Such notice shall be communicated in writing in accordance with Section 26 from Seller's Quest Diagnostics service representative or other Seller representative.

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     Seller shall provide notice to the applicable Quest Diagnostics' sourcing manager or other designated Quest contact within two (2) days after Seller first becomes aware of any warning or recall or determines that a Product contains a material defect, which shall be deemed to include any defects that may materially impact any Test result or diagnosis, or any defects requiring notice to customers. In connection with any failure to comply with the foregoing notice requirement, Quest Diagnostics, in addition to other contractual remedies the parties are otherwise entitled to, [_____].

     Seller agrees to cooperate with Quest Diagnostics in discussing corrective action plans of Seller and preventative measures to be implemented for the future.

11.2 Limited Warranties
     The Products are warranted against defects in workmanship and materials for twelve (12) months with respect to Equipment and for twelve (12) months with respect to other Products from date of shipment ("Warranty Period"). In addition, Seller warrants that during the Warranty Period, Products shall conform with generally accepted industry standards and perform in accordance with all applicable federal and state laws, regulations and guidelines (including applicable U.S. Food and Drug Administration regulations and guidelines), with published specifications and with any additional documentation provided by Seller such as package inserts. Seller further warrants that it has good title to all Equipment and that all Equipment purchased by Quest Diagnostics will be transferred free and clear of all liens, claims and encumbrances. PreservCyt(R) Solution, CytoLyt(R) Solution and/or TransCyt(R) Filters shall be shipped a minimum of six (6) months prior to their expiration date and shall be replaced at the request of Quest Diagnostics if such expiration date expires prior to the end of the Warranty Period. Cytyc assumes no liability for Products used after the expiration date or Quest Diagnostics' failure to request replacement of expired Products within the Warranty Period provided such expiration dates are properly reflected on the Product label. Cytyc shall repair or replace at its sole expense any defective Product as promptly as is practicable. If Seller elects to repair Equipment, and such repair cannot be completed within five (5) business days, Seller shall provide Quest Diagnostics with loaner Equipment in good working order until such repair can be completed. In fulfilling its obligation to provide loaner Equipment for ThinPrep(R) 3000 Equipment, Seller may provide one ThinPrep 2000 processor and up to a maximum of two (2) ThinPrep 2000 Processors if necessary to meet Quest Diagnostics' volume requirements in lieu of providing a ThinPrep 3000 Processor. If the defective Equipment is leased Equipment, and the Equipment is not repaired or loaner Equipment provided within five (5) business days after the defect arose [_____]. Replacement parts, which may be reconditioned, are warranted from the date of installation for the remainder of the original Warranty Period, which shall be extended for the period commencing from the time the defect arose and continuing during any period that Quest Diagnostics is without repaired or replaced Equipment or loaner Equipment in good working order. Seller shall be responsible for the expense of returning nonconforming Products, and providing conforming Products in exchange. [_____] The foregoing warranties shall not apply to defects to the extent resulting from Quest Diagnostics' misuse, negligence or accident, including, without limitation: operation outside of the environmental specifications for the Product; multiple use of a filter, use of unauthorized supplies; failure of Quest Diagnostics or any third party to perform routine maintenance for which Quest Diagnostics is responsible in accordance with operating manuals; installation of software not supplied by Cytyc; improper use or connection to incompatible equipment; modifications to the Product not authorized by Cytyc; and external causes such as, but not limited to, power failure. The foregoing warranties shall survive any inspection by Quest Diagnostics. THE FOREGOING PROVISIONS SET FORTH CYTYC'S SOLE AND EXCLUSIVE REPRESENTATIONS, WARRANTIES AND OBLIGATIONS WITH RESPECT TO THE PRODUCT (S), AND CYTYC MAKES NO OTHER WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED. CYTYC SPECIFICALLY

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     DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A
     PARTICULAR PURPOSE, WHETHER ARISING FROM A STATUTE OR OTHERWISE IN LAW, EQUITY OR FROM A COURSE OF DEALING OR USAGE OF TRADE. CYTYC'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLY OF THE PRODUCT(S) OR SERVICES OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PURCHASE PRICE PAID BY QUEST DIAGNOSTICS FOR THE PRODUCT(S) OR SERVICES EXCEPT FOR CASES IN WHICH REWORK IS REQUIRED OR AS PROVIDED IN CLAUSES 11.3 AND 11.4 BELOW. SUCH LIMITED WARRANTY IS GIVEN SOLELY TO QUEST DIAGNOSTICS AND IS NOT GIVEN TO, NOR MAY IT BE RELIED UPON BY, ANY THIRD PARTY INCLUDING, WITHOUT LIMITATION, CUSTOMERS OF QUEST DIAGNOSTICS. THIS WARRANTY IS VOID UPON TRANSFER OF PRODUCT BY QUEST DIAGNOSTICS TO ANY ENTITY.

11.3 Indemnification and Limitation of Liability

     Sections 11.2,11.3 and 11.4 of this Agreement are intended to set out the sole basis for Cytyc's liability relating to Products and their use. Cytyc agrees to indemnify Quest Diagnostics for certain losses under certain conditions, as outlined in Sections 11.3(a) through (c), and 11.4 below. Except for wrongful termination of this Agreement by Cytyc (which, when used in this paragraph, shall be deemed to mean any termination of this Agreement by Cytyc before the expiration of the term of this Agreement or any renewal thereof that is not expressly permitted by this Agreement), if Sections 11.3(a) - (c) and 11.4 are inapplicable, then Cytyc's liability for damages, indemnification or otherwise for any loss, irrespective of how or by whom incurred, shall be limited to the Limited Warranty in Section
     11.2 above. Except for wrongful termination of this Agreement by Cytyc and for indemnification obligations under this Section 11.3 and Section 11.4, in no event shall either party be liable to the other for attorney's fees (except as otherwise provided in Sections 11.3(e)(iii) or 11.4 below) or any incidental, indirect, special, punitive or consequential damages, including lost profits or loss of use. The obligations to indemnify set forth in Sections 11.3 and 11.4 constitute the parties' entire obligations to indemnify one another.

     (a) The ThinPrep(R) System is intended as a replacement for the conventional Pap smear used to screen for cervical cancer or its precursor lesions. Determination of slide adequacy and patient diagnosis is at the sole discretion of the cytotechnologists and pathologists trained by Cytyc to evaluate ThinPrep(R) prepared slides. Cytyc shall indemnify, defend and hold harmless Quest Diagnostics and its subsidiaries and affiliates and their officers, directors, employees, representatives, successors and assigns from and against any and all damages, liabilities, penalties, costs or other losses (collectively "Claims") in connection with any third party claim, suit, action, demand or proceeding to the extent the Claim arises from (i) a Product sold to Quest Diagnostics hereunder that was defective in design or contained a manufacturing defect and that such defect caused harm to a third party; (ii) a breach of any of representation, warranty or covenant of Cytyc contained in this Agreement; or (iii) Cytyc's negligence or willful misconduct. Notwithstanding the foregoing, Cytyc shall have no obligation to indemnify pursuant to the foregoing provisions to the extent any Claim arises out of an act or omission of Quest Diagnostics for which Quest Diagnostics is required to indemnify Cytyc pursuant to Section 11.3(d) below.

     (b) Other than as provided in Section 11.4 below, Section 11.3(a) above sets forth Cytyc's sole obligation to indemnify or pay damages or other monies and shall only apply if (i) the conditions set out therein strictly apply, (ii) the Product has not been resold or leased by Quest Diagnostics, and (iii) the Product has not been altered by Quest Diagnostics or any third party in any material way and has been used substantially in accordance with the then current Product specifications and labeling.

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     (c) For purposes of Section 11.3(a), the terms "defective in design" and
     "manufacturing defect" shall be determined in accordance with the provisions of the American Law Institute's Restatement Third, Torts:
     Products Liability (1998).

     (d) Quest Diagnostics shall indemnify, defend and hold harmless Cytyc and its subsidiaries and affiliates and their officers, directors, employees, representatives, successors and assigns from and against any and all Claims in connection with any third party claim, suit, action, demand or proceeding to the extent the Claim arises from (i) a breach of any of representation, warranty or covenant of Quest Diagnostics contained in this Agreement; (ii) or Quest Diagnostics' negligence or willful misconduct. Notwithstanding the foregoing, Quest Diagnostics shall have no obligation to indemnify pursuant to the foregoing provisions to the extent any Claim arises out of an act or omission of Cytyc for which Cytyc is required to indemnify Quest Diagnostics pursuant to Section 11.3(a) above.

     (e) With respect to Claims subject to indemnification pursuant to Sections 11.3(a) and (d) above, the following procedures shall apply:

     Promptly and no later than thirty (30) days after receipt by any entity entitled to indemnification under Sections 11.3 (a) or (d) above of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a Claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such Claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any Claim, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that Claim (a "Notice of Election"). If the indemnitor delivers a Notice of Election relating to any Claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such Claim and the indemnitee shall provide reasonable non-monetary cooperation in defense of such Claim; provided that (A) the indemnitee shall be entitled to participate in the defense of such Claim and to employ counsel at its own expense to assist in the handling of such Claim, and (B) the indemnitor shall obtain the prior written approval, not to be unreasonably withheld, of the indemnitee before entering into any settlement of such Claim or ceasing to defend against such Claim. After the indemnitor has delivered a Notice of Election relating to any Claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that Claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any Claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor. If the indemnitor does not deliver a Notice of Election relating to any Claim within the required notice period, the indemnitee shall have the right to defend the Claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly after final adjudication or settlement of such Claim, reimburse the indemnitee for all such costs and expenses.

11.4 Intellectual Property Indemnity
     (a) If Quest Diagnostics or any of its subsidiaries or affiliates or their officers, directors or employees or representatives, successors or assigns is sued alleging that a Product or Quest Diagnostics' use thereof or sale of results of use infringes a United States patent, trade secret, trademark, copyright or other intellectual property right of a third party, Cytyc agrees to defend the suit, pay all litigation costs, indemnify Quest Diagnostics for any damages awarded or any sums

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     due in connection with any settlement approved by Cytyc, provided Quest
     Diagnostics: gives Cytyc (i) written notice as soon as possible but in no event more than 30 days of Quest Diagnostics' receipt of notice of any suit; (ii) continuous reasonable non-monetary cooperation in the defense, and (iii) complete and sole control over the defense and settlement of any such suit. Quest Diagnostics may participate in the defense and settlement of any such suit, subject to Cytyc's ultimate right of control. Quest Diagnostics shall be solely responsible for attorneys' fees and costs it incurs independently of Cytyc's representation, unless Cytyc shall fail to defend the suit as required by this Section 11.4(a), in which event Quest Diagnostics shall have the right to defend the suit in such manner as it may deem appropriate, at the cost and expense of Cytyc. Cytyc shall promptly reimburse Quest Diagnostics for all such costs and expenses.

     (b) If Quest Diagnostics is enjoined by a final, unappealable court order, or by a settlement approved by Cytyc, from using the Product as sold by Cytyc, Cytyc, at its option and in its sole discretion, may (i) procure for Quest Diagnostics the right to continue using the Product, (ii) replace or modify the Product to avoid infringement, or (iii) repossess the Product in exchange for a refund of the depreciated value of the Product. The remedy selected by Cytyc shall be Quest Diagnostics' exclusive remedy for any damage, cost, or expense resulting from any court order or settlement enjoining Quest Diagnostics' use of the Product but the foregoing shall not in any way limit Cytyc's indemnification obligations hereunder.

     (c) Notwithstanding any other provision hereof, Cytyc shall have no obligation to defend, and shall not be liable for any costs or damages awarded, in any suit for infringement concerning (i) any Product made by Cytyc according to specifications supplied by Quest Diagnostics, (ii) any infringement alleged, based on use by Quest Diagnostics of the Product as sold by Cytyc in combination with another item not sold by Cytyc, to the extent the alleged infringement arises from the combination or from the practice of a method made possible by the combination, (iii) any infringement alleged, to the extent based on any Product as modified by or used contrary to Product specifications by any party other than Cytyc without Cytyc's permission, or (iv) any damage, cost, fee, or expense incurred in connection with, or any injunction, sanction, or other order resulting from any suit that Cytyc is not given the reasonable opportunity to defend.

11.5 Insurance
     Each party shall maintain insurance against such risks (including product liability or professional liability, as the case may be) and upon such terms (including coverages, deductible limits, and self-insured retentions) as is customary for the activities to be conducted by it under this Agreement and as appropriate to cover its indemnification obligations under this Agreement, provided that the minimum coverage shall be [_____] per occurrence and [_____] in the annual aggregate. Such insurance will be primary to any other valid and collectible insurance coverage which the indemnified party, or any of its parents, subsidiaries, affiliates, principals, agents, or assigns, may have or obtain. Each party will furnish the other party evidence of such insurance upon request.

11.6 Persistent Performance Issues
     In the event of two (2) consecutive Equipment, Reagents and/or Supplies material defects/lot rejections or four (4) Equipment, Reagents and/or Supplies material defects/lot rejections in any twelve (12) month period, Quest Diagnostics shall have the right to terminate this Agreement.

11.7 Miscellaneous Equipment, Reagents and Supplies Performance Issues
     Seller shall use commercially reasonable efforts to provide at least ninety
     (90) days' advance written notice to Quest Diagnostics of all other issues such as product discontinuations, quality control changes, device changes and material software upgrades. Quest Diagnostics

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     acknowledges that information disclosed pursuant this Section shall be deemed subject to the provisions of the Confidentiality Agreement (as defined in Section 18 of this Agreement), and will be used by Quest Diagnostics only in furtherance of the purposes of this Agreement).

12.0 TECHNICAL SERVICES; TRAINING; DEVELOPMENT

12.1 Technical Telephone Support
     Seller shall maintain a sufficiently trained and qualified technical service force during the term of this Agreement to provide, at no cost to Quest Diagnostics, readily available technical support related to the Equipment, Reagents and Supplies. Technical support shall include phone access to a technical representative of Seller with the following minimum telephone support service levels:

     Coverage: 8:30 AM - 5:30PM ( EST ), Monday through Friday, excluding Seller designated holidays.

     Response Time: immediate, but in no event later than (one) 1 hour from time of initial call.

12.2 Field Service/Technical Support
     Technical support will include help from instrument hardware experts able to guide Quest Diagnostics' representatives through part removal and replacement procedures.

     If any of the Equipment placed with or purchased by Quest Diagnostics fails to perform as specified in the operator's manual and the problem cannot be resolved by telephone, then Seller shall dispatch qualified technical representative on-site at the designated facility of Quest Diagnostics at the expense of Cytyc. A plan for problem resolution shall be provided within one (1) business day of the initial call, unless otherwise agreed to by Quest Diagnostics.

12.3 Equipment Service
     Equipment Service will be provided by Cytyc Corporation Trained Field Service Engineers as described here and detailed in the Service Agreement attached hereto as Exhibit 12.3 ("Service Agreement"). Cytyc will service all Equipment subject to the Service Agreement [_____]. All new Equipment comes with a twelve-month warranty and shall be maintained by Cytyc in accordance with the Warranty during the applicable Warranty Period and thereafter pursuant to the terms of the Service Agreement at Cytyc's expense.

     Quest Diagnostics agrees to perform all required routine operator maintenance as listed in the applicable operator's manual. Seller and Quest Diagnostics will work together to ensure that all sites perform required maintenance.

     Only Seller or Seller-appointed personnel shall service, alter or replace the Equipment and/or any accessories during the Warranty Period that are necessary to keep the Equipment in good working order.

12.4 Equipment Records
     Within fifteen (15) days after the expiration of each six (6) month period during the term of this Agreement, Seller shall provide Quest Diagnostics with a report that shall identify all Equipment service calls during the preceding six (6) months, so that Quest Diagnostics' best practice team can monitor whether mean time between failures (MTBF) for all Equipment is within expected time frames. Such reports shall identify each item of Equipment serviced and the nature of the repair or failure. If any Equipment is found to have a MTBF lower than that which is commercially

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     reasonable and acceptable to the Parties by mutual agreement, Seller's field service personnel will be dispatched to service the Equipment immediately. All service will be fully documented by Seller and MTBF will be monitored each month for six (6) months to ensure that the Equipment returns to the expected MTBF.

12.5 Customer Service
     Seller shall maintain a client service department to respond to general inquiries related to ordering including order placement status with the following minimum service levels:

     Coverage: 8:30 AM to 5:30 PM (EST), Monday to Friday, except Seller-designated holidays.

     Response Time: immediate, but in no event later than 1 hour from time of initial call.

12.6 Training
     Cytyc to provide, at its expense, training at its headquarters for one cytopathologist and one cytotechnologist from each Quest Diagnostics' facility that purchases or leases Cytyc Equipment. Additional training of Quest Diagnostics' laboratory personnel will be conducted at no additional charge to Quest Diagnostics by Cytyc CASs at Quest Diagnostics' facilities so long as there are a minimum of four (4) cytotechnologists or cytopathologists scheduled for training, otherwise Cytyc will charge Quest Diagnostics at its standard rates.

12.7 Development
     Seller and Quest Diagnostics agree to consider specific programs to improve the performance of Seller's Equipment, Reagents and Supplies. The parties agree to negotiate in good faith an agreement for compensation to Quest Diagnostics regarding any mutually agreeable collaboration efforts which result in enhancement to the Equipment, Reagents and Supplies or for work performed during any evaluations and validations of new Equipment, Reagents and Supplies. Quest Diagnostics will not endeavor to begin any development programs for which it expects compensation under this Section without the express written agreement of Seller. Except as expressly provided in this Agreement, nothing herein shall be construed as granting Quest Diagnostics a license to any intellectual property or proprietary information of Seller except to the limited extent necessary and for the sole purpose of using Products purchased under this Agreement and as specifically provided for elsewhere in this Agreement.

13.0 TERM AND TERMINATION

13.1 The term of this Agreement shall begin on the Effective Date and terminate twenty-four (24) months after the Effective Date, unless sooner terminated hereunder.

13.2 Either party may terminate this Agreement if the other party seeks protection under the bankruptcy laws (other than as a creditor) or any assignment is made for the benefit of creditors or a trustee is appointed for all or any portion of such party's assets.

13.3 In the event either party is in breach of any material term, covenant or condition of this Agreement, the non-breaching party may terminate the Agreement upon thirty (30) days' advance written notice of the breach, unless during the thirty (30) day notice period the party in breach cures the breach, in which event, the Agreement shall remain in full force and effect.

13.4 In addition to other rights of termination set forth in this Agreement, commencing on the first day of the thirteenth full calendar month during the term of this Agreement, either party may terminate this Agreement for any reason at any time on ninety (90) days' advance written notice.

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13.5 The rights and remedies provided hereunder shall be cumulative and be in addition to all rights and remedies available to the parties in law and equity.

13.6 This Section is in addition to the termination rights available under Sections 11.6, 14.4, 14.7 and 23.

14.0 PATIENT CONFIDENTIALITY; PRIVACY; SECURITY REQUIREMENTS
14.1 Definitions
     "HIPAA" means the Health Insurance Portability and Accountability Act of 1996. "Privacy Regulations" means all of the regulations in effect from time to time issued pursuant to HIPAA and applicable to the privacy of Individually Identifiable Health Information. "Security Regulations" means all of the regulations in effect from time to time issued pursuant to HIPAA and applicable to the security of patients' Individually Identifiable Health Information. All other terms used, but not otherwise defined in this Agreement, shall have the same meaning as those terms defined in the Code of Federal Regulations applicable to HIPAA or any successor statute.

14.2 Services Subject to Privacy and Security Laws
     Seller acknowledges that due to the regulated nature of Quest Diagnostics' business and operations any services to be provided by Seller that are related to the provision of Equipment, Reagents and Supplies under this Agreement may be impacted by current and future laws, rules and regulations (collectively, "Applicable Laws") regarding collecting, accessing, using, disclosing, electronically transmitting, securing, and storing individually identifiable health information of patients ("Confidential Information"). Applicable Laws may include, but shall not be limited to HIPAA, the Privacy Regulations, the Security Regulations, other related HIPAA regulations, State laws and regulations, and European Union laws and regulations regarding data privacy (as applicable).

14.3 Confidentiality and Privacy of Confidential Information
     In the performance of any services that are related to the provision of Equipment, Reagents and Supplies under this Agreement, Seller and its employees, representatives, or agents may inadvertently obtain or gain access to Confidential Information on paper, tape, diskette, CD or other tangible media, in instruments or computers, electronically displayed, or verbally disclosed. Both Seller and Quest Diagnostics acknowledge that Confidential Information is not required for the performance of this Agreement. Seller agrees that it shall not use, disclose, or reproduce, in any manner, any Confidential Information (including, without limitation, laboratory results and patient demographic information) that it obtains or to which it gains access as a result of this Agreement. Seller agrees to advise all of its employees, representatives or subcontractors acting on its behalf of the requirements of this Agreement and to cause each of them to become bound to the terms and conditions of this Agreement regarding the confidentiality and privacy of Confidential Information. Seller agrees that it shall immediately report to Quest Diagnostics any incidents in which it or its employees, representatives, or subcontractors gain access to, reproduce, use, or disclose Confidential Information.

14.4 Safeguards
     Seller shall adopt, implement and maintain throughout the term of this Agreement appropriate and adequate security policies, procedures, and practices, physical and technological safeguards, and security mechanisms to protect the Confidential Information against unauthorized use, disclosure, alteration, or destruction ("Safeguards") and Seller shall require its sub-contractors or agents to adopt Safeguards that are equally appropriate and adequate. Quest Diagnostics is relying on the appropriateness and adequacy of the Safeguards and failure of such

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     Safeguards will constitute a material breach of this Agreement. Quest
     Diagnostics may terminate this Agreement at any time, without penalty, if Seller fails to cure any breach of this provision within thirty (30) days of notice thereof from Quest Diagnostics.

14.5 Benefit
     This Agreement is not intended to create a third-party beneficiary liability and/or to obligate the parties in any way or to create any rights to the benefit of any person or entity that is not a party to this Agreement, including but not limited to the individuals whose Confidential Information will be used and disclosed hereunder.

14.6 Mitigation
     In addition to any rights of indemnification contained in this Agreement, Seller will mitigate any harm caused by its breach of this Agreement and/or reimburse Quest Diagnostics for the cost of mitigation based upon, arising out of or attributable to the acts or omissions of Seller, its employees, representatives, officers, directors, agents, or subcontractors for uses or disclosures of Confidential Information in violation of this Agreement.

14.7 Amendment
     Seller and Quest Diagnostics agree to amend this Agreement in such manner as Quest Diagnostics deems necessary to comply with any amendment of 1) HIPAA or other applicable privacy law, 2) the Privacy Regulations, the Security Regulations, or other applicable privacy regulations, or 3) any applicable court decision, or binding governmental policy or opinion with respect to HIPPA, Privacy Regulations or Security Regulations. If the parties are unable to agree on an amendment within 30 days of written notice from Quest Diagnostics to Seller of the requirement to amend the Agreement, Quest Diagnostics may, at its option, terminate this Agreement.

14.8 Interpretation
     Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits the parties to comply with all Applicable Laws.

15.0 ASSIGNMENT
     Neither party may assign, or in any way transfer its interest in this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement to a parent, majority-owned subsidiary, majority owned affiliate or successor company (including, but not limited to, by way of merger or other acquisition of the assigning party), provided the assigning party (if such party survives) remains secondarily liable to the other party under any such assignment, without obtaining consent of the other party.

16.0 COMPLIANCE WITH LAWS
     Each of the parties represents and warrants to the other party that it will comply with all applicable laws, rules or regulations ("Applicable Laws"), including, but not limited to, the federal Physician Self-Referral Law, 42 U.S.C. 1395nn, and the regulations promulgated thereunder, similar state physician self-referral laws and regulation, the federal Medicare/Medicaid Anti-kickback Law and regulations promulgated thereunder and similar state Anti-kickback laws and regulations, and HIPAA and the HIPAA Privacy Regulations, the standard transactions regulations and HIPAA Security Regulations (as of the effective dates of those regulations and European Union laws or regulations regarding data privacy) as applicable, and as to Seller, the federal Food Drug and Cosmetic Act and regulations promulgated thereunder. Each party will maintain in full force and effect all necessary licenses, permits, and other authorizations required by law to carry out its

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     respective duties and obligations under this Agreement. Failure by either party to comply with any Applicable Law shall be considered a material breach of this Agreement.

17.0 EQUAL EMPLOYMENT OPPORTUNITY/AFFIRMATIVE ACTION To the extent Seller's Products or services will be used by Quest Diagnostics in the performance of a federal government contract, Seller hereby certifies that all Products which are produced, manufactured or, if a service, provided in the United States are produced, manufactured or provided in compliance with all applicable requirements, orders and regulations of the United States Federal Government pertaining to nondiscrimination, equal employment opportunity and affirmative action, including, without limitation, the following, as the same may be amended from time to time: (A) Executive Order 11246, as amended by Executive Order 11375, including 41 CFR Part
     60.1 et seq. and 48 CFR 52.222-26, Equal Opportunity; (B) the Rehabilitation Act of 1973 (29 USC 793), as amended, including 41 CFR Part 60-741 et seq. and 48 CFR 52.222-36, Affirmative Action for Workers With Disabilities; (C) the Vietnam Era Veterans Readjustment Assistance Act of 1974 (38 USC 4212), including 41 CFR Part 60-250 et seq. and 48 CFR 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans; (D) the certification requirements for nonsegregated facilities as ordered by the Secretary of Labor (32 F.R. 7439) and as required by 41 CFR Part 60-1 et seq.; (E) Executive Order 11141 (proscribing age discrimination); (F) the Service Contract Act of 1965, as amended (41 USC 351 et seq.) including 48 CFR 52.222-41; (G) 48 CFR 52.237-7, Indemnification and Medical Liability Insurance; and (H) all regulations, rules, orders and applicable contract clauses promulgated under (A) through (G) above and/or required by federal, state or local law, rule or regulation to be included in this Agreement. Seller agrees that until four years after payment under this Agreement Seller will afford the Secretary of Health and Human Services, Comptroller General of the United States or any of their duly authorized representatives, access to, and the right to examine, any pertinent books, documents, papers and records of the successful bidder or offer or involving transactions relating to this Agreement.

18.0 CONFIDENTIALITY
     In the performance of this Agreement, each party will obtain knowledge about the other party and its operations. Seller and Quest Diagnostics acknowledge that they have entered into a Confidentiality Agreement dated November 21, 1996 (the "Confidentiality Agreement"), which Confidentiality Agreement, in the absence of the modification thereto set forth below, would have remained in effect with respect to its subject matter for two years after the termination of the Agreement between the parties dated January 1, 2000 (the "January 2000 Agreement") pursuant to Section 13.1 of the January 2000 Agreement, which terminated December 31, 2002. The parties agree to extend the protections and restrictions on use and disclosure of confidential information contained in the Confidentiality Agreement to all disclosures made under this Agreement, and by executing this Agreement, hereby modify the Confidentiality Agreement so that it shall remain effective until three (3) years after the expiration or sooner termination of this Agreement. The parties further hereby modify the Confidentiality Agreement so that any Confidential Information of a party (as defined in the Confidentiality Agreement) disclosed to the other party or to which the other party is provided access may only be used by the other party in furtherance of the purposes of this Agreement and subject to the restrictions contained in the Confidentiality Agreement. The parties acknowledge the terms, conditions and other contents of this Agreement, including all attachments incorporated into this Agreement, are confidential and subject to the Confidentiality Agreement and shall not be disclosed by either party except (i) to those individuals at or representatives or agents of the respective parties with a need to know such information who shall be subject to confidentiality obligations similar to those in this Agreement; (ii) as required by applicable law or regulation or Court Order or subpoena; (iii) based

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     upon mutual agreement of the parties, signed by authorized representatives of the parties, which agreement shall clearly delineate the terms of any such disclosures.

19.0 PRESS RELEASE
     Subject to the confidentiality provisions above, the parties agree that either party may issue a press release announcing the execution of this Agreement and related matters in form and substance satisfactory to and approved by both parties in writing, such approval not to be unreasonably withheld by either party.

20.0 INDEPENDENT CONTRACTORS
     It is understood that Quest Diagnostics and Seller are independent contractors engaged in the operation of their own respective businesses. Neither party is, or is to be considered as, the agent or employee of the other party for any purposes whatsoever. Neither party has authority to enter into contracts or assume any obligations for or on behalf of the other party or to make any warranties or representations for or on behalf of the other party.

21.0 SEVERABILITY
     It is the intention of the parties that the provisions of this Agreement will be enforceable to the fullest extent permissible under applicable laws, and that the unenforceability of any provisions under such laws will not render unenforceable, or impair, the remainder of this Agreement. If any provisions hereof are deemed invalid or unenforceable, this Agreement will be deemed amended to delete or to modify, as necessary, the offending provisions and to alter the bounds thereof in order to render it valid and enforceable.

22.0 FORCE MAJEURE
     No delay in or failure of performance by either party under this Agreement will be considered to be a breach hereof if and to the extent that an occurrence or occurrences beyond the control of the party affected caused such delay or failure of performance, including delay due to shortage of materials, labor difficulties, floods, fires, actions taken or threatened by any governmental agencies, terrorism, civil unrest, acts of God or other contingencies or acts not within the sole control of the party. Cytyc reserves the right (a) during the period of any shortage to allocate its available supplies it may determine equitable without any liability to Customer, and (b) to make substitutions and modifications in the specification of any Product, provided such substitutions or modifications do not materially affect the performance of Products. The foregoing will not be considered to be a waiver of either party's obligations under this Agreement, and as soon as such occurrence or occurrences cease, the party affected thereby will promptly fulfill its obligations under this Agreement which accrued during such occurrence or occurrences.

23.0 PARTICIPATION IN FEDERALLY FUNDED HEALTHCARE PROGRAMS
     Each party to this Agreement represents that (i) it has not been convicted of a criminal offense related to health care, or (ii) is not currently listed by a federal agency as debarred, excluded or otherwise ineligible for participation in federally funded health care programs. Either party shall notify the other in writing within five (5) days of any change in this representation or if circumstances change to render this representation false during the term of this Agreement. Such change in circumstances shall constitute cause by the other party to immediately terminate this Agreement. For purposes of this paragraph, a party is defined as the entities entering into this contract, and/or its principals, directors and officers.

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24.0 DISPUTES
     All disputes, controversies or claims arising out of or under this Agreement or its performance shall be resolved as set forth in this Section.

24.1 Arbitration
     Except for clauses 11.3 and 11.4 above and alleged breaches of confidentiality obligations or intellectual property rights, any controversy or claim arising out of or related to any Product, this Agreement, or the breach thereof in which the amount in controversy is less than $3 million, exclusive of interest and attorney's fees, shall be settled by binding arbitration, by a single arbitrator mutually agreeable to the parties (if the amount in controversy is less than $1 million exclusive of interest and attorney's fees), administered by the American Arbitration Association ("AAA") in accordance with the AAA's Commercial Arbitration Rules, including the Emergency Interim Relief Procedures, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event that a claim exceeds $1 million and is less than $3 million, exclusive of interest and attorneys fees, the dispute shall be heard and determined by three arbitrators; Quest Diagnostics and Cytyc each selecting one arbitrator, and the two mutually selecting a third neutral arbitrator. Any arbitration under this clause shall be held in New York, New York and the arbitrator shall have no authority to award punitive, consequential, or other damages not measured by the prevailing party's actual damages. Each party shall bear its own costs and expenses and an equal share of the arbitrators' and administrative fees of arbitration. The parties acknowledge that this agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern the interpretation, enforcement, and proceeding under this arbitration clause. If any of these provisions shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.2 Civil Litigation
     Any dispute in which the amount in controversy is $3 million or more, exclusive of interest and attorney's fees, may be resolved in any state or federal court in which jurisdiction and venue are proper. The parties hereby irrevocably waive, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim (whether in contract, statute, tort (including negligence) or otherwise) relating to or arising from this Agreement. In any litigation, each party shall bear its own fees and expenses, including attorneys' fees.

24.3 Governing Law
     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflict of laws principles of such State.

25.0 ENTIRE AGREEMENT
     This Agreement, the Confidentiality Agreement and the Service Agreement constitute the entire Agreement and supercede all prior written or oral agreements between Quest Diagnostics (including its Majority Owned Subsidiaries) with respect to the subject matter hereof. No modification of this Agreement will have any force or effect unless such modification is in writing and signed by authorized representatives of both parties. This Agreement is valid only when signed by authorized representatives of both companies and both parties have signed within ten (10) days of each other.

26.0 NOTICES
     Any notice required to be given hereunder will be deemed to have been served properly, if sent by a nationally recognized overnight express carrier or mailed by certified mail, postage prepaid,

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     properly addressed and posted in a United States depository to the respective parties hereto at the following addresses. Notices shall be effective upon receipt.

     To Quest Diagnostics:   1201 South Collegeville Road
                             Collegeville, PA 19426
                             Attention: Sourcing Manager, Commodity

     With a copy to:         1201 South Collegeville Road
                             Collegeville, PA 19426
                             Attention: Deputy General Counsel

     To Seller:              85 Swanson Road
                             Boxborough, MA 01719
                             Attention: VP Commercial Operation

     With a copy to:         85 Swanson Road
                             Boxborough, MA 01719
                             Attention: National Account Director (Quest)

                             85 Swanson Road
                             Boxborough, MA 01719
                              Attention: General Counsel's Office

27.0 WAIVER; NON-EXCLUSIVE REMEDY
     No waiver of any breach or failure by either party to enforce any of the terms or conditions of this Agreement at any time will, in any manner, limit or waive such party's right thereafter, to enforce and to compel strict compliance with every term and condition hereof. No remedy made available to any party by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and in addition to every other remedy available under this Agreement, at law, in equity, or otherwise.

28.0 USE OF MARKS
     During the Term of this Agreement, Seller grants Quest Diagnostics a fully paid up right and license to use its Trademarks referenced in Exhibit 29.0 solely in connection with Quest Diagnostics' promotion, marketing and distribution of the Products, provided that Quest Diagnostics' use of the Trademarks is lawful and in accordance with the trademark usage guidelines provided by Seller attached hereto as Exhibit 29.0 and incorporated by reference herein. Said guidelines may be revised from time to time during the term in the sole discretion of Seller with thirty (30) days written notice to Quest Diagnostics. During the term of this Agreement, Quest Diagnostics grants Cytyc the right to use the Quest Diagnostics' trademark solely in promotional materials for the sole purpose of identifying that Quest Diagnostics performs the Test. Except as permitted by the preceding sentence, Seller shall not mention or otherwise use any name, insignia, symbol, trademark, trade name or logotype of Quest Diagnostics (or any abbreviation or adaptation thereof) in any publication, press release, promotional material or other form of publicity other than as required by law or regulation without the prior written approval of Quest Diagnostics. In the event such approval is granted by Quest Diagnostics, such usage together with usage of the Quest Diagnostics' trademark shall be lawful and in accordance with trademark usage guidelines provided by Quest Diagnostics and any goodwill or other benefit accruing from such usage shall accrue solely to Quest Diagnostics. Said guidelines may be

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     revised from time to time during the term in the sole discretion of Quest
     Diagnostics with thirty (30) days written notice to Seller. Upon termination of this Agreement, each party shall discontinue the use of the other's trademarks that it has been authorized to use under this Agreement. The restrictions imposed by this Section shall not prohibit either party from making any disclosure identifying the other party that is required by applicable law.

29.0 COUNTERPARTS
     This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement. The Agreement shall become effective when each party has signed and delivered to the other party at least one such counterpart.

30.0 SURVIVAL
     The provisions of Sections 10.2, 11, 14, 16, 17, 18, 19, 24, 26 and 28
     shall survive termination of this Agreement.

     IN WITNESS WHEREOF, the parties intending to be legally bound, do hereby execute this Agreement and represent that the individuals executing this Agreement have authority to bind the respective entities.

     CYTYC CORPORATION                       QUEST DIAGNOSTICS INCORPORATED


     BY:                                     BY:
     -------------------------------------   -----------------------------------

     PRINT NAME:                             PRINT NAME:
     -------------------------------------   -----------------------------------

     TITLE:                                  TITLE:
     -------------------------------------   -----------------------------------

     DATE:                                   DATE:
     -------------------------------------   -----------------------------------


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                                  EXHIBIT 1.1

                             New Equipment Purchase

ThinPrep(TM) 2000 Processor

---------------------------------------------------------------------------------------------
            ITEM                              DESCRIPTION                PART NO.     Price
---------------------------------------------------------------------------------------------
ThinPrep(TM) 2000 Processor        TP 2000 Processor used to process     70031-001   [______]
                                   gynecological and non-
                                   gynecological slide samples.
                                   (Includes one accessory kit and one
                                   year service warranty.)

---------------------------------------------------------------------------------------------

ThinPrep(TM) 3000 Processor

---------------------------------------------------------------------------------------------
            ITEM                              DESCRIPTION                PART NO.     Price
---------------------------------------------------------------------------------------------
ThinPrep(TM) 3000 Processor        TP 3000 Processor used to process     70150-001   [______]
                                   gynecological and non-
                                   gynecological slide samples.
                                   (Includes one accessory kit and one
                                   year service warranty.)

---------------------------------------------------------------------------------------------

[________]

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      Equipment Rental (Existing Unilab Equipment Attached as Exhibit 1.1A)

ThinPrep(TM) 2000 Processor

---------------------------------------------------------------------------------------------
            ITEM                              DESCRIPTION                PART NO.     Price
---------------------------------------------------------------------------------------------
ThinPrep(TM) 2000 Processor        TP 2000 Processor used to process     70031-001   [______]
                                   gynecological and non-
                                   gynecological slide samples.
                                   (Includes one accessory kit, any
                                   applicable one-year warrantyand
                                   full service for term of
                                   Agreement.)

---------------------------------------------------------------------------------------------

ThinPrep(TM) 3000 Processor

---------------------------------------------------------------------------------------------
            ITEM                              DESCRIPTION                PART NO.     Price
---------------------------------------------------------------------------------------------
ThinPrep(TM) 3000 Processor        TP 3000 Processor used to process     70150-001   [______]
                                   gynecological and non-
                                   gynecological slide samples.
                                   (Includes one accessory kit, any
                                   applicable one-year warranty,and
                                   full service for term of
                                   Agreement.)

---------------------------------------------------------------------------------------------

Unilab Equipment Rental:
Unilab Equipment shall be rented at the above rates for the term of the Agreement. The above payments shall include full service during the term of the Agreement pursuant to the terms of the Service Agreement. Upon expiration of the term or sooner termination of this Agreement, Quest Diagnostics shall return the Unilab Equipment at its expense.

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                                                                   Page 19 of 29

[LOGO] Quest Diagnostics(R)

                        New Equipment Rent to Own Option

ThinPrep(TM) 2000 Processor

---------------------------------------------------------------------------------------------
            ITEM                              DESCRIPTION                PART NO.     Price
---------------------------------------------------------------------------------------------
ThinPrep 2000(TM) Processor        TP 2000 Processor used to process     70031-001   [______]
                                   gynecological and non-
                                   gynecological slide samples.
                                   (Includes one accessory kit,
                                   one-year warranty and one year full
                                   service)

---------------------------------------------------------------------------------------------

ThinPrep 3000(TM) Processor

---------------------------------------------------------------------------------------------
            ITEM                              DESCRIPTION                PART NO.     Price
---------------------------------------------------------------------------------------------
ThinPrep(TM) 3000 Processor        TP 3000 Processor used to process     70150-001   [______]
                                   gynecological and non-
                                   gynecological slide samples.
                                   (Includes one accessory kit,
                                   one-year warranty,and one-year full
                                   service)

---------------------------------------------------------------------------------------------

Rent to Own Option:
Rent to Own option is for 24 months from the date of shipment with one year warranty and one year full service pursuant to the Service Agreement [_____]. At the end of the twenty four months, if Quest Diagnostics has paid all monies owed to Cytyc with respect to the rental payments during the term, and is not in material breach of this Agreement, title to the Equipment shall pass from Cytyc to Quest Diagnostics free and clear of all liens and encumbrances thereon. Otherwise, Quest Diagnostics shall return the Instruments to Cytyc at the end of the twenty-four month period at Quest Diagnostics' expense. This provision will survive any early termination of this Agreement.

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                                                                   Page 20 of 29

[LOGO] Quest Diagnostics(R)

                                  EXHIBIT 1.1A

                              Unilab Equipment T-2

                                    [_____]

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                                                                   Page 21 of 29

[LOGO] Quest Diagnostics(R)

                                  EXHIBIT 1.1A

                              Unilab Equipment T-3

                                    [_____]

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                                                                   Page 22 of 29

[LOGO] Quest Diagnostics(R)

                                  EXHIBIT 2.1

                             Reagents and Supplies

Price per Test from effective date through December 31, 2003:

Full Kit Lab Kit Phys. Kit
[_____]  [_____]  [_____]

Price per Test from January 1 2004 through April 30, 2005 or the termination of this Agreement:

Full Kit Lab Kit Phys. Kit
[_____]  [_____]  [_____]

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                                                                   Page 23 of 29

[LOGO] Quest Diagnostics(R)

------------------------------------------------------------------------------------------------------
THINPREP PAP TEST SUPPLIES
------------------------------------------------------------------------------------------------------
70096-001   ThinPrep(R) Pap Test Package                                [_____] per package from
            Includes: 500 tests and 500 Broom-like collection devices   5/1/03 through 12/31/03

                                                                        [_____] per package from
                                                                        1/1/04 through 4/30/05 or
                                                                        termination of this
                                                                        Agreement
------------------------------------------------------------------------------------------------------
70096-003   ThinPrep Pap Test  Package                                  [_____] per package from
            Includes: 500 tests and 500 Cytobrush/Plastic               5/1/03 through 12/31/03
            Spatula collection devices

                                                                        [_____] per package from
                                                                        1/1/04 through 4/30/05 or
                                                                        termination of this
                                                                        Agreement
------------------------------------------------------------------------------------------------------
70136-001   Physician's Kit                                             [_____] per package
            Includes: 500 vials and 500 Broom-like collection devices
------------------------------------------------------------------------------------------------------
70136-002   Physician's Kit                                             [_____] per package
            Includes: 500 vials and 500 Cytobrush/Plastic Spatula
            collection devices
------------------------------------------------------------------------------------------------------
70137-001   Laboratory Kit                                              [_____] per package from
            Includes: 500 filters and 500 slides                        5/1/03 through 12/31/03

                                                                        [_____] from 1/1/04 through
                                                                        4/30/05 or termination of this
                                                                        Agreement
------------------------------------------------------------------------------------------------------
70101-001   Broom-like Collection Devices                               [_____]per package
            Includes: 500 Broom-like collection devices
------------------------------------------------------------------------------------------------------
70124-001   Cytobrush/Spatula Collection Devices                        [____] per package
            Includes: 500 Cytobrush/Plastic Spatula collection devices
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
NON-GYN SUPPLIES
------------------------------------------------------------------------------------------------------
70205-001   Non-Gyn TransCyt Filters                                    [_____] box
            Box of 100 filters
------------------------------------------------------------------------------------------------------
70214-001   ThinPrep Slides, box of 100 slides                          [_____] per box
                                                                        [____] per case of [__] boxes
------------------------------------------------------------------------------------------------------
0100007     Multi-Mix Racked Vortexor                                   [_____] each
------------------------------------------------------------------------------------------------------
0234005     PreservCyt Solution, vials                                  [_____] box
            Box of 50 vials, pre-filled with 20 ml
------------------------------------------------------------------------------------------------------
0234004     PreservCyt Solution, 32 oz bottles                          [_____] box
            Box of 4, 32 oz. Bottles
------------------------------------------------------------------------------------------------------
0236004     CytoLyt(R) Solution, 32 oz bottles                          [_____] box
            Box of 4, 32 oz. Bottles
------------------------------------------------------------------------------------------------------

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                                                                   Page 24 of 29

[LOGO] Quest Diagnostics(R)

------------------------------------------------------------------------------------------------------
0236080     CytoLyt Solution, centrifuge tubes                          [_____] box
            Box of 80 centrifuge tubes, pre-filled with 30 ml
------------------------------------------------------------------------------------------------------
0236050     CytoLyt Solution, collection cups                           [_____] box
            Box of 50 collection cups, pre-filled with 30 ml
------------------------------------------------------------------------------------------------------

THINPREP 2000 PROCESSOR ACCESSORIES

------------------------------------------------------------------------------------------------------
70102-001   ThinPrep2000 Processor Operator's Manual And Updates        Provided free of charge on
                                                                        purchase or lease of
                                                                        Equipment--Additional
                                                                        copies [_____]
------------------------------------------------------------------------------------------------------
50705-001   Dispenser Pump, for use with 32 oz bottles                  [_____] each
------------------------------------------------------------------------------------------------------
70129-001   Fix Bath Vials                                              [_____] each
------------------------------------------------------------------------------------------------------
70027-001   Filter Cap Assembly                                         [_____] each
------------------------------------------------------------------------------------------------------
74024-001   O-Rings for Filter Cap, package of 10                       [_____] package
------------------------------------------------------------------------------------------------------
50248-001   Waste Filter                                                [_____] each
------------------------------------------------------------------------------------------------------
50326-001   Vacuum Grease                                               [_____] each
------------------------------------------------------------------------------------------------------
74023-001   Waste Tubing Replacement Kit, includes 2 pre-cut tubes      [_____]per kit
------------------------------------------------------------------------------------------------------

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                                                                   Page 25 of 29

[LOGO] Quest Diagnostics(R)

                                  EXHIBIT 12.3

                               Service Agreement

1. General. Customer and Cytyc Corporation ("Cytyc") are parties to an Agreement for Purchase of Equipment, Reagents and Supplies effective as of May 1, 2003 (the "Purchase Agreement"), under which Customer purchases or leases from Cytyc and Cytyc sells or leases to Customer certain Equipment, Reagents and Supplies identified in the Purchase Agreement (including existing Unilab Equipment within the meaning of the Purchase Agreement). In addition, Customer owns the Equipment identified on Exhibit A attached hereto (that Equipment, together with all Equipment purchased or leased by Customer under the Purchase Agreement, shall hereafter be referred to as "Equipment"). Equipment purchased or leased under the Purchase Agreement as well as certain of the existing Equipment owned or leased by Customer is under a twelve month manufacturer's warranty under the Purchase Agreement. The parties are entering into this Agreement to set forth the terms under which Cytyc will service and maintain in good working order and condition all Equipment the warranty for which has expired or will expire during the term of this Agreement (the "Covered Equipment"). These terms and the terms of the Purchase Agreement constitute the entire contract between the parties regarding service for Covered Equipment and supersede all prior written and oral agreements, understandings and representations. Each party agrees that the terms and conditions for the sale or lease of Equipment contained in any purchase order, confirmation, invoice or other unilateral document issued by a party in connection herewith, which are in addition to or inconsistent with this Agreement, will not be deemed to affect or modify this Agreement.

2. Service. Cytyc shall provide to Customer during the term hereof, preventive maintenance in accordance with specifications and repair service on Covered Equipment (the "Covered Service"). All Covered Service shall be provided by properly trained Cytyc Field Service Engineers. Covered Service shall be provided during normal service hours between 8:30 AM through 5:30 PM, Monday through Friday, except Cytyc holidays. All labor and replacement Equipment or part(s) for Covered Equipment that fails for any reason other than those set forth below are included in the Covered Service. Unless otherwise specified, one preventive maintenance visit per unit of Covered Equipment per year is included in the Covered Service. Customer shall be responsible for performing routine maintenance in accordance with the applicable Operator's Manual to the extent the Operator's Manual specifies that Customer perform such routine maintenance. Customer agrees to make Covered Equipment available to Cytyc at mutually acceptable prearranged times in order for Cytyc to perform the Covered Service. The Covered Service does not include the following: (1) service or parts which are needed as a result of Customer's negligence, misuse, theft, environmental factors, unauthorized modifications or accessory items not meeting Cytyc's specifications, or any other cause beyond Cytyc's control, including floods, fires, acts of God or any other contingencies or acts not within the sole control of Cytyc; (2) replacement of Covered Equipment supplies, including but not limited to waste bottles, filter caps, o-rings, tubing and other consumables and (3) reconditioning or refurbishment of Covered Equipment covered by this Agreement.

3. Payment/Price. [_____] Any additional service not specifically covered under this Agreement shall be at Cytyc's option and shall be paid for by Customer at Cytyc's then current hourly rate for service and its then current rate for parts. When applicable for additional services not covered by this Agreement, Customer agrees to pay Cytyc the undisputed portion of any fee for service or parts and any applicable taxes, within thirty (30) days of receipt of the invoice. Prices for parts are FOB Boxborough, MA. Customer is responsible for all shipping charges for parts not covered by this Agreement. Cytyc reserves the right to charge interest on all undisputed amounts not paid by the date due, at the lower of 12% per annum or the maximum rate permitted by law. Payment of disputed amounts is not binding as a resolution of disputed issues, absent written authorization from Cytyc's General Counsel.

4. Delays in Performance. Cytyc shall not be liable for failure or delay in providing service or in the shipment of parts by reason of shortage of materials, labor difficulties, floods, fires, actions taken or threatened by any governmental agencies, acts of God or other contingencies or acts not within the sole control of Cytyc.

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                                                                   Page 26 of 29

[LOGO] Quest Diagnostics(R)

5. Limited Warranty & Limitation of Liability. All service provided hereunder shall be performed in a timely, professional and workmanlike manner, by qualified personnel in accordance with general industry standards and procedures for similar services, and in accordance with manufacturer specifications and all federal, state and local laws, rules, regulations and orders. Cytyc further warrants that Covered Equipment shall be maintained by Cytyc in accordance with generally accepted industry standards and Covered Equipment will perform in accordance with all applicable federal and state laws, regulations and guidelines (including applicable U.S. Food and Drug Administration regulations and guidelines), with published specifications and with any additional documentation provided by Cytyc including package inserts during the term of this Agreement. Cytyc's sole obligation under this warranty is to repair or replace (at its sole discretion) any Covered Equipment or part thereof that is deemed to be defective. Cytyc shall repair or replace at its sole expense any defective Covered Equipment as promptly as is practicable. If Cytyc elects to repair Covered Equipment, and such repair cannot be completed within five (5) business days, Cytyc shall provide Quest Diagnostics with loaner Equipment in good working order until such repair can be completed. In fulfilling its obligation to provide loaner Equipment for ThinPrep(TM) 3000 Equipment, Cytyc may provide one (1) ThinPrep 2000 Processor up to a maximum of two (2) ThinPrep(TM) 2000 Processors in accordance with Customer's volume requirements in lieu of providing a ThinPrep(TM) 3000 Processor. If the defective Covered Equipment is leased Equipment, and the Covered Equipment is not repaired or loaner Equipment provided within five (5) business days after the defect arose, [_____]. Cytyc shall be responsible for the expense of returning nonconforming Covered Equipment or parts, and providing conforming Covered Equipment or parts in exchange. This warranty shall not apply to defects resulting from misuse, negligence or accident, including, without limitation: operation outside of the environmental specifications for the Product; use of unauthorized supplies; performance of improper or inadequate maintenance specified to be performed by Customer in the Operator Manual for the Covered Equipment; installation of software not supplied by Cytyc; improper use or connection to incompatible equipment; making of modifications to the Product not authorized by Cytyc; and external causes such as, but not limited to, power failure. THE FOREGOING PROVISIONS SET FORTH CYTYC'S SOLE AND EXCLUSIVE REPRESENTATIONS, WARRANTIES AND OBLIGATIONS WITH RESPECT TO THE SERVICE OF THE COVERED EQUIPMENT AND THE PARTS PROVIDED, AND CYTYC MAKES NO OTHER WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED. CYTYC SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING FROM A STATUTE OR OTHERWISE IN LAW, EQUITY OR FROM A COURSE OF DEALING OR USAGE OF TRADE. CYTYC'S LIABILITY ARISING OUT OF THE SERVICE PERFORMED UNDER THIS AGREEMENT AND THE REPLACEMENT PARTS FURNISHED HEREUNDER, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PURCHASE PRICE PAID BY QUEST DIAGNOSTICS FOR THE COVERED EQUIPMENT AND SERVICES EXCEPT AS PROVIDED IN SECTIONS 11.3 OR 11.4 OF THE PURCHASE AGREEMENT. CYTYC ACKNOWLEDGES THAT SERVICES PROVIDED HEREUNDER SHALL BE SUBJECT TO THE INDEMNIFICATION PROVISIONS CONTAINED IN SECTIONS 11.3 AND 11.4 OF THE PURCHASE AGREEMENT. EXCEPT FOR THOSE INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS, RELIANCE, INDIRECT, INCIDENTAL, CONSEQUESTIAL OR SPECIAL DAMAGES AND THIS CLAUSE SHALL CONSTITUTE A COMPLETE DEFENSE TO SUCH CLAIMS. SUCH LIMITED WARRANTY IS GIVEN SOLELY TO THE ORIGINAL CUSTOMER AND IS NOT GIVEN TO, NOR MAY IT BE RELIED UPON BY, ANY THIRD PARTY INCLUDING, WITHOUT LIMITATION, CUSTOMERS OF CUSTOMER. THIS WARRANTY IS VOID UPON TRANSFER OF COVERED EQUIPMENT BY CUSTOMER TO ANY ENTITY WHO HAS LESS THAN FIFTY (50) PERCENT OWNERSHIP IN THE COVERED EQUIPMENT. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES SO THE ABOVE EXCLUSIONS MAY NOT APPLY TO YOU. YOU MAY ALSO HAVE OTHER RIGHTS, WHICH VARY, FROM STATE TO STATE.

6. Term and Termination. This Agreement shall have a term commencing May 1, 2003 and continuing for the term of the Purchase Agreement; provided, however, that with respect to leased Covered Equipment, should the 24 month period of the lease extend beyond the term of the Purchase Agreement, this Agreement shall continue

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                                                                   Page 27 of 29

[LOGO] Quest Diagnostics(R)

     for so long as such lease continues with respect to such Covered Equipment. Either party shall have the right to terminate this Agreement in the event that the other party shall default on or materially breach any provision hereof that is not cured within thirty (30) days of notice thereof.

7. Notice. Any required notice shall be given in writing to each party as provided in the Purchase Agreement.

8. Amendments. This Agreement may be modified only by written amendment referring to this Agreement and signed by persons authorized to sign on behalf of the parties. If any of these contractual provisions are held invalid, illegal or unenforceable, the validity, legality and unenforceability of the remaining provisions shall not in any way be affected or impaired.

9. Assignability and Waiver. This Agreement may only be assigned in accordance with the provisions of the Purchase Agreement. Either party's failure to exercise any of its rights hereunder shall not constitute or be deemed a waiver or forfeiture of such rights or any rights hereunder.

10. Choice of Law and Enforcement. If any of these provisions shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflict of laws principles of such State. The parties agree that any disputes hereunder shall be resolved in accordance with the provisions of
     Section 24 of the Purchase Agreement.

Accepted and agreed to effective this 1st day of May, 2003:

Quest Diagnostics Incorporated           Cytyc Corporation

By:                                      By:
   -----------------------------------      ------------------------------------

Name:                                    Name:
     ---------------------------------        ----------------------------------

Title:                                   Title:
      --------------------------------          --------------------------------

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                                                                   Page 28 of 29

[LOGO] Quest Diagnostics(R)

                         EXHIBIT A to Service Agreement

                    Quest T2000 Owned Equipment by Location

                                    [_____]

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                                                                   Page 29 of 29